            CONFERENCE CALL TOMORROW, THURSDAY APRIL 22 AT 8:30 AM ET

                Dial in: 888-489-9486 with conference ID: Plexus

                   Webcast: www.videonewswire.com/PLXS/042204

                                                                  (PLEXUS LOGO)


FOR IMMEDIATE RELEASE

       PLEXUS ANNOUNCES FISCAL Q2 REVENUE OF $254 MILLION AND EPS OF $0.08

             INCREASES TARGET FOR FY04 REVENUE GROWTH TO 25% TO 30%
INITIATES Q3 REVENUE GUIDANCE OF $255 TO $265 MILLION WITH EPS OF $0.08 TO $0.10

NEENAH, WI, April 21, 2004 -- Plexus Corp. (Nasdaq: PLXS) today announced revenue for its second quarter of fiscal 2004 increased 33% to $254.3 million compared to $190.8 million in the comparable prior year period. Net income for the second fiscal quarter was $3.5 million, equivalent to $0.08 earnings per diluted share. There was a net loss in the prior year second fiscal quarter of ($5.0) million or ($0.12) per diluted share.

Dean Foate, President and Chief Executive Officer of Plexus, commented, "This is our fourth consecutive quarter of revenue growth and EPS improvement, excluding restructuring charges. Due to our increasingly effective sales and marketing efforts and improving end-market conditions, we are now targeting 25% to 30% year-over-year revenue growth for fiscal 2004, up from the previously stated target of 15% to 20%. We are growing in all of our regional markets, especially in Asia, where we recently announced the purchase of an additional facility in Penang, Malaysia to support our global customer base."

"However," continued Foate, "this better than anticipated growth brings with it certain execution challenges. Our inventories have grown by 22% in the quarter and our margin expansion has temporarily slowed from expectations as we integrate new program wins. We expect improvements on both fronts in the coming quarters as we move customer programs to optimized material supply chain strategies and improve productivity in our Focus Factories where we have added nearly 1,000 new employees so far this year."

"Considering these factors," added Foate, "we are initiating revenue guidance for the fiscal third quarter of $255 to $265 million and EPS of $0.08 to $0.10."

Gordon Bitter, Chief Financial Officer, commented, "Manufacturing inefficiencies associated with rapid growth limited gross margin expansion to 8.3% compared to 8.2% in the prior quarter. We expect continued margin improvement in the coming quarters as we complete program transitions, the training of new employees, as well as other initiatives. However, this will be partially offset by start-up expenses for the new Asian facility in the 3rd and 4th quarters of fiscal 2004."

"SG&A expense was lower than expected in the second quarter," Bitter continued, "mainly due to recoveries of previously written-off accounts receivable and lower spending for outside consultants. We expect SG&A to increase modestly in the latter half of 2004, reflecting additional investment in Sales and Marketing and elsewhere in the organization to drive growth into 2005."

"Turning to the balance sheet, cash and short-term investments remained at the first quarter level of about $59 million, but we used approximately $15 million of our $100 million credit facility to finance higher working capital. We anticipate positive cash flow from reductions in inventory plus improvements in margins in the third quarter," Bitter concluded.

                                     (more)

FISCAL Q2 HIGHLIGHTS
o Sales by industry were:







       INDUSTRY                      Q2 - FISCAL 2004      Q1 - FISCAL 2004
   ------------------------------- --------------------- ---------------------
   Networking/Datacom                      42%                   39%
   ------------------------------- --------------------- ---------------------
   Medical                                 29%                   33%
   ------------------------------- --------------------- ---------------------
   Industrial/Commercial                   15%                   12%
   ------------------------------- --------------------- ---------------------
   Computing                               10%                   11%
   ------------------------------- --------------------- ---------------------
   Transportation/Other                     4%                    5%
   ------------------------------- --------------------- ---------------------

o Top 10 customers comprised 55% of sales during the quarter, compared to 60% in the previous quarter.
o Juniper Networks, with 13% of sales, was the only customer representing more than 10% of sales for the quarter.
o Cash flow used in operations was approximately $16.6 million for the quarter.
o Days sales outstanding in accounts receivable increased to 49 days compared to 45 days in the first quarter of fiscal 2004.
o Inventory increased sequentially from the first quarter by approximately $35.1 million to $198.0 million, while annualized turns decreased to 5.2 turns this quarter from 5.8 turns in the first quarter of fiscal 2004.

CONFERENCE CALL/WEBCAST AND REPLAY INFORMATION
WHEN:         Thursday, April 22, 2004 at 8:30 a.m. Eastern
DIAL IN:      888-489-9486 with conference ID PLEXUS
WEBCAST:      www.videonewswire.com/PLXS/042204 (requires Windows Media Player)
REPLAY:       800-633-8284 with passcode: 21189823
              or www.videonewswire.com/PLXS/042204
              The call will be archived until midnight on April 29, 2004.
NOTE:         If you experience problems with the webcast, please email
              webcastsupport@tfprn.com.


ABOUT PLEXUS CORP. -- THE PRODUCT REALIZATION COMPANY
Plexus (www.plexus.com) is a contract manufacturer of electronics products providing product design, test, manufacturing, fulfillment and aftermarket solutions to branded product companies in the networking, datacommunications, medical, industrial, commercial, defense and computer industries.

The Company's unique Focus Factory manufacturing model and global supply chain solutions, strategically enhanced by value-added product design and engineering services, are developed to optimize lowest total cost, scalability and responsiveness for programs requiring flexibility, technology and quality. Plexus provides award-winning customer service to more than 150 branded product companies in North America, Europe and Asia.

SAFE HARBOR AND FAIR DISCLOSURE STATEMENT
The statements contained in this release which are not historical facts (such as statements in the future tense and statements including "believe," "expect," "intend," "anticipate", "target" and similar terms and concepts) are forward-looking statements that involve risks and uncertainties, including, but not limited to: the economic performance of the electronics and technology industries; the risk of customer delays, changes or cancellations in both on-going and new programs; the Company's ability to secure new customers and maintain its current customer base; material cost fluctuations and the adequate availability of components and related parts for production; the effect of changes in average selling prices; the effect of start-up costs of new programs and facilities, including closing conditions and other preparations relating to the new Malyasia facility; the effect of general economic conditions and world events (such as terrorism); the impact of increased competition; and other risks detailed in the Company's Securities and Exchange Commission filings.

FOR FURTHER INFORMATION, PLEASE CONTACT:
Kristian Talvitie, Director of Strategic Marketing and Communications 920-969-6160 or email at kristian.talvitie@plexus.com

                            (financial tables follow)

                                  PLEXUS CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)


                                                                Three Months Ended             Six Months Ended
                                                                    March 31,                     March 31,
                                                             ------------------------      ------------------------
                                                               2004           2003           2004           2003
                                                             ---------      ---------      ---------      ---------
Net sales                                                    $ 254,272      $ 190,773      $ 492,735      $ 396,152
Cost of sales                                                  233,091        181,150        451,927        370,989
                                                             ---------      ---------      ---------      ---------

  Gross profit                                                  21,181          9,623         40,808         25,163

Operating expenses:
   Selling and administrative expenses                          16,422         16,815         32,778         33,570
   Restructuring and impairment costs                                -              -              -         31,840
                                                             ---------      ---------      ---------      ---------
                                                                16,422         16,815         32,778         65,410
                                                             ---------      ---------      ---------      ---------

   Operating income (loss)                                       4,759         (7,192)         8,030        (40,247)

Other income (expense):
  Interest expense                                                (730)          (712)        (1,393)        (1,590)
  Miscellaneous                                                    310            678            826          1,301
                                                             ---------      ---------      ---------      ---------

   Income (loss) before income taxes and cumulative
       effect of change in accounting for goodwill               4,339         (7,226)         7,463        (40,536)

Income tax expense (benefit)                                       868         (2,182)         1,493        (14,660)
                                                             ---------      ---------      ---------      ---------

   Income (loss) before cumulative effect of change in
      accounting for goodwill                                    3,471         (5,044)         5,970        (25,876)
   Cumulative effect of change in accounting for
       goodwill, net of income tax benefit of $4,755                 -              -              -        (23,482)
                                                             ---------      ---------      ---------      ---------

Net income (loss)                                            $   3,471      $  (5,044)     $   5,970      $ (49,358)
                                                             =========      =========      =========      =========

Earnings per share:
   Basic
   Income (loss) before cumulative effect of change in
      accounting for goodwill                                $    0.08      $   (0.12)     $    0.14      $   (0.61)
   Cumulative effect of change in accounting
      for goodwill                                                   -              -              -          (0.56)
                                                             ---------      ---------      ---------      ---------
   Net income (loss)                                         $    0.08      $   (0.12)     $    0.14      $   (1.17)
                                                             =========      =========      =========      =========

   Diluted
   Income (loss) before cumulative effect of change in
      accounting for goodwill                                $    0.08      $   (0.12)     $    0.14      $   (0.61)
   Cumulative effect of change in accounting
      for goodwill                                                   -              -              -          (0.56)
                                                             ---------      ---------      ---------      ---------
   Net income (loss)                                         $    0.08      $   (0.12)     $    0.14      $   (1.17)
                                                             =========      =========      =========      =========

Weighted average shares outstanding:
   Basic                                                        42,962         42,260         42,806         42,164
                                                             =========      =========      =========      =========
   Diluted                                                      44,157         42,260         43,969         42,164
                                                             =========      =========      =========      =========


                                     (more)

                                  PLEXUS CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)
                                   (unaudited)


                                                                          March  31,      September 30,
                                                                             2004             2003
                                                                          ----------      -------------
ASSETS
Current assets:
   Cash and cash equivalents                                                $ 51,386        $ 58,993
   Short-term investments                                                      8,079          19,701
   Accounts receivable                                                       137,246         111,125
   Inventories                                                               198,010         136,515
   Deferred income taxes                                                      16,780          23,723
   Prepaid expenses and other                                                  7,625           8,326
                                                                            --------        --------

   Total current assets                                                      419,126         358,383

Property, plant and equipment, net                                           126,357         131,510
Goodwill, net                                                                 34,543          32,269
Deferred income taxes                                                         23,306          24,921
Other                                                                          6,710           5,971
                                                                            --------        --------

   Total assets                                                             $610,042        $553,054
                                                                            ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Current portion of long-term debt and capital lease obligations       $  1,639        $    958
      Accounts payable                                                       111,685          91,445
      Customer deposits                                                       15,873          14,779
      Accrued liabilities:
        Salaries and wages                                                    23,693          17,133
        Other                                                                 21,033          23,753
                                                                            --------        --------

    Total current liabilities                                                173,923         148,068

Long-term debt and capital lease obligations, net of current obligation       38,542          23,502
Other liabilities                                                              8,938          10,468

Shareholders' equity:
    Common stock, $.01 par value, 200,000 shares authorized,
      43,039 and 42,607 shares issued and outstanding, respectively              430             426
    Additional paid-in-capital                                               266,288         261,214
    Retained earnings                                                        108,810         102,840
    Accumulated other comprehensive income                                    13,111           6,536
                                                                            --------        --------

    Total shareholders' equity                                               388,639         371,016
                                                                            --------        --------

    Total liabilities and shareholders' equity                              $610,042        $553,054
                                                                            ========        ========